SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Conformis, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 13, 2020

Dear Fellow Conformis Stockholders:

We invite you to attend our 2020 Annual Meeting of Stockholders, or Annual Meeting, on Monday, April 27, 2020, beginning at 4:30 p.m., Eastern time, at the offices of Conformis, Inc., 600 Technology Park Drive, Billerica, Massachusetts 01821.

The notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the accompanying proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1 and 2, as set forth in the proxy statement.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the internet at www.proxyvote.com. Internet distribution of our proxy materials conserves natural resources, lowers the cost of the Annual Meeting, and expedites receipt by stockholders. The matters to be acted upon at the 2020 Annual Meeting are also described in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that you will receive in the mail. Please give the proxy materials your careful attention.

You may vote via the internet or by telephone by following the instructions on your Notice of Internet Availability. In order to vote via the internet or by telephone, you must have the stockholder identification number which is provided in your Notice of Internet Availability. If you requested a proxy card by mail, you may vote by signing, voting and returning the proxy card in the postage-paid envelope provided. If you attend the Annual Meeting, you may vote at the meeting even if you previously returned your proxy card or voted via the internet or by telephone. Please review the instructions for each voting option described in the Notice of Internet Availability and in the proxy statement. Your prompt cooperation will be greatly appreciated.

Your vote is very important to us and to our business. Prior to the meeting we encourage all of our stockholders to review these proxy materials and vote your shares.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Conformis.

Sincerely,

Kenneth P. Fallon III
Chairman of the Board of Directors

Mark A. Augusti
President and Chief Executive Officer

Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Monday, April 27, 2020

To the Stockholders of Conformis, Inc.

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Conformis, Inc., a Delaware corporation (the “Company”), will be held on Monday, April 27, 2020, beginning at 4:30 p.m., Eastern time, at the offices of the Company, 600 Technology Park Drive, Billerica, Massachusetts 01821. The purpose of the meeting is to consider and act upon the following matters:

1.	To elect two class II directors of our Board of Directors to serve until the 2023 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2.	To ratify the selection of Grant Thornton LLP as Conformis’ independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 27, 2020 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the internet at www.proxyvote.com. The matters to be acted upon at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials that you receive in the mail. Please give the proxy materials your careful attention.

In addition to their availability at www.proxyvote.com, this proxy statement and our 2019 annual report to stockholders are available for viewing, printing and downloading at ir.conformis.com.

By Order of the Board of Directors,

J. Brent Alldredge
Chief Legal Officer and Corporate Secretary

Billerica, Massachusetts
March 13, 2020

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON FEBRUARY 27, 2020 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE, OR BY MAIL, BY FOLLOWING THE INSTRUCTIONS SET FORTH HEREIN AND ON THE ACCOMPANYING PROXY CARD. IF YOU REQUESTED A PROXY CARD BY MAIL, NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Information About the Annual Meeting and Voting	1
Votes Required	2
CORPORATE GOVERNANCE	4
Board of Directors	4
Board Committees	8
Compensation Committee Interlocks and Insider Participation	9
Board Meetings and Attendance	9
Board Processes	10
Board Policies	11
EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	14
Summary Compensation Table	15
Narrative Disclosure to Summary Compensation Table	15
Outstanding Equity Awards at Year End	18
Agreements with Named Executive Officers	19
Stock Option and Other Compensation Plans	24
401(k) Plan	30
Securities Authorized for Issuance under Equity Compensation Plans	30
DIRECTOR COMPENSATION	31
Summary Compensation Table	31
Director Compensation Arrangements	32
AUDIT-RELATED MATTERS	33
Audit Committee Report	33
Audit Fees and Services	33
Pre-Approval Policies and Procedures	33
MATTERS TO BE VOTED ON	34
Proposal 1: Election of Class II Directors	34
Proposal 2: To Ratify the Selection of Grant Thornton LLP as Conformis’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	34
OWNERSHIP OF COMMON STOCK	35
Section 16(a) Beneficial Ownership Reporting Compliance	36
OTHER MATTERS	37
Solicitation of Proxies	37
Householding of Annual Meeting Materials	37
Deadline for Submission of Stockholder Proposals for 2021 Annual Meeting of Stockholders	37

CONFORMIS, INC.
600 Technology Park Drive
Billerica, MA 01821

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, APRIL 27, 2020

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “board”) of Conformis, Inc. (“Conformis,” “we” or “us”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 27, 2020, beginning at 4:30 p.m., Eastern time, at our offices, 600 Technology Park Drive, Billerica, Massachusetts 01821, and at any adjournment or postponement thereof. On February 27, 2020, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 71,558,324 shares of our common stock, par value $0.00001 per share (“common stock”). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)	You may vote over the internet. You may vote your shares by following the “Vote by Internet” instructions on the accompanying proxy card. If you vote over the internet, you do not need to vote by telephone or complete and mail your proxy card.
(2)	You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the internet or complete and mail your proxy card.
(3)	You may vote by mail. If you requested a proxy card by mail, you may vote by completing, dating and signing the proxy card delivered and promptly mailing it in the postage-paid envelope provided. If you vote by mail, you do not need to vote over the internet or by telephone.
(4)	You may vote in person. If you hold your shares of Conformis through a bank, broker or other financial intermediary you will need to obtain a legal proxy to vote in person at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the accompanying proxy card by 11:59 p.m., Eastern time, the day before the Annual Meeting;
•	if you requested a proxy card by mail, by signing such proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;
•	giving our Chief Legal Officer a written notice before or at the Annual Meeting that you want to revoke your proxy; or
•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Grant Thornton LLP as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote your shares with respect to that proposal even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class II directors (Proposal 1) is a “non-discretionary” item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote your shares with respect to that proposal and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name and you plan to attend the Annual Meeting in person, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (February 27, 2020) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: To Elect Two Class II Directors. The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: To Ratify the Selection of Grant Thornton LLP as Conformis’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

The holders of shares who abstain from voting as to a particular matter and brokerage firms holding shares in “street name” that indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

This proxy statement, the accompanying proxy card and our 2019 annual report to stockholders were first made available to stockholders on or about March 13, 2020.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
to Be Held on April 27, 2020:
This proxy statement and our 2019 annual report to stockholders, which includes our Annual Report
on Form 10-K for the fiscal year ended
December 31, 2019,
are available at www.conformis.com
for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Conformis, Inc. 600 Technology Park Drive, Billerica, MA 01821, Attention: Investor Relations, Telephone: (781) 374-5598.

CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

Set forth below are the names of and certain biographical information about each member of our board of directors as of March 13, 2020. The information presented includes each director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in “Board Processes-Director Nomination Process.”

Name	Age	Position(s)
Mark A. Augusti	54	President and Chief Executive Officer and Director
Carrie Bienkowski	48	Director
Kenneth P. Fallon III(2)(3)	80	Director and Chairman of the Board of Directors
Philip W. Johnston(3)	75	Director
Bradley Langdale(1)(2)	55	Director
Richard Meelia(1)(2)	71	Director
Michael D. Milligan(1)(3)	56	Director
(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Mark Augusti has served as our President and Chief Executive Officer and a Director since November 2016. Prior to joining Conformis, Mr. Augusti was Integra LifeSciences Corporation’s corporate vice president, and president of Orthopedics and Tissue Technologies. Mr. Augusti was responsible for the management of the Orthopedics and Tissue Technologies global division, which includes extremity implants, tissue products, and the Private Label business. His responsibilities included U.S. commercial leadership, global portfolio management, evaluation of corporate development opportunities and overall strategic direction. Prior to joining Integra in 2014, Mr. Augusti served as chief executive officer at Bioventus LLC from May 2012 to August 2013, and was a member of Bioventus’ board of directors during the same period. Prior to that, Mr. Augusti spent nine years with Smith & Nephew from April 2003 to April 2012 in a series of leadership roles, including President of Smith & Nephew’s Biologic Division, where he was appointed to lead Smith & Nephew’s new biologics initiative. He also served as Smith & Nephew’s president of the Orthopaedic Trauma & Clinical Therapies global business and senior vice president and general manager of the Trauma business. From 1987 to 2000, he spent 13 years at GE Medical Systems, where he held various sales, marketing and strategic management roles, both in the U.S. and internationally. Mr. Augusti received his M.B.A. from the UCLA Anderson School of Management, and his B.S. in Computer Science and Economics from Duke University. We believe that Mr. Augusti is qualified to serve on our board of directors due to his extensive management, medical technology and business experience.

Carrie Bienkowski has served as a member of our board of directors since July 31, 2018. Since March 2020, Ms. Bienkowski has served as Chief Marketing and Digital Experience Officer of Athletico, Ltd. Prior to joining Athletico, Ms. Bienkowski acted as Chief Marketing Officer for online grocer Peapod, LLC from 2014 to December 2019. Other prior roles included serving as the Head of Buyer Experience for eBay Inc.’s Fashion vertical in the European markets. From 2002 to 2009, at C&E Advisory in London, Ms. Bienkowski counseled businesses and brands including L’Oreal, Sky Media, HSBC, Boots Pharmacy and Vodafone in sustainability strategies. Earlier in her career, Ms. Bienkowski spent nearly a decade at Procter & Gamble, where she served in various brand management roles. Ms. Bienkowski received her degree in finance and business economics from the University of Notre Dame. We believe that Ms. Bienkowski is qualified to serve on our board of directors due to her extensive experience in e-commerce, strategic business planning, new product development, customer experience strategy and brand management.

Kenneth P. Fallon III has served as a member of our board of directors since January 2005, and has served as Chairman of our board of directors since February 2015. Mr. Fallon retired from active employment in March 2003. From time to time between March 2004 to June 2009, Mr. Fallon served as an advisor to Kairos Partners, an investment firm. Mr. Fallon retired as the chairman of the board of Axya Medical, Inc., a medical device company, in March 2003. Prior to that, Mr. Fallon also served as the chief executive officer of Axya Medical, Inc.; as president of the surgical business at Haemonetics Corporation, a manufacturer of blood processing technology; as chief executive officer and chairman of the board of UltraCision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments; as president and chief executive officer of American Surgical Technologies Corporation, a company that manufactures laparoscopic viewing systems; as president, U.S. operations of Zimmer, Inc., a joint replacement company and then a subsidiary of Bristol-Myers Squibb Company; as president of Zimmer’s Orthopaedic Implant Division and as its vice president of marketing and positions of significant responsibility with the Codman and Orthopaedic Divisions of Johnson & Johnson, a global healthcare company. Mr. Fallon also served as a member of the board of directors of Osteotech, Inc., a company that produces bone graft materials for spinal procedures, from 1995 to 2010, including serving as chairman from April 2005 to August 2010, until it was acquired by Medtronic, Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and an M.B.A. from Northeastern University. We believe that Mr. Fallon is qualified to serve on our board of directors due to his experience in the medical device industry, particularly his experience serving as the chief executive officer and a member of the board of directors of several medical device companies.

Philip W. Johnston has served as a member of our board of directors since May 2017. Mr. Johnston is the president and founder of Philip W. Johnston Associates, LLC, a communications and public affairs consulting firm. Prior to establishing his firm in 1996, Mr. Johnston served in senior positions in the Massachusetts legislature, the Massachusetts State cabinet, and the United States government. Mr. Johnston served five consecutive terms as an elected State Representative from the Fourth Plymouth District of Massachusetts. From 2000 to 2007, Mr. Johnston served as chair of the Massachusetts Democratic Party. From 1992 to 1996, Mr. Johnston served as the New England administrator of the U.S. Department of Health and Human Services. In 1991, Mr. Johnston served as the executive director of the Robert F. Kennedy Human Rights organization. In 1984, Mr. Johnston was appointed to serve as the Secretary of Health and Human Services in Massachusetts, administering 17 state agencies in the health and human services field. Since 1998, Mr. Johnston has served on the board of Directors of Blue Cross Blue Shield of Massachusetts. Since 2012, Mr. Johnston has served as the chair of the board of the Blue Cross Blue Shield of Massachusetts Foundation, which provides grants to Massachusetts nonprofit organizations that work in the healthcare field on behalf of low-income citizens. Since 2007, Mr. Johnston has served as a member of the board of trustees of the University of Massachusetts, and he chaired the search committee for a new Chancellor at the University of Massachusetts Medical School. Mr. Johnston is currently the vice chair of the University of Massachusetts Building Authority board of directors, and the vice chair of the University of Massachusetts Foundation. Mr. Johnston is currently the board chair of the Massachusetts Health Policy Forum, and serves as a member of the boards of the Robert F. Kennedy Center for Justice and Human Rights, the Carroll Center for the Blind, the Tramuto Foundation, along with the advisory board for the Kenneth B. Schwartz Center and the Advisory Board of the Taubman Center for State and Local Government at the Harvard Kennedy School. In addition, Mr. Johnston is a trustee of the Franklin D. Roosevelt Presidential Library and Museum in Hyde Park, New York. Mr. Johnston founded and currently serves on the advisory board of the Robert F. Kennedy Children’s Action Corps, one of the top juvenile justice and social services agencies in the country. Mr. Johnston received a B.A. from the University of Massachusetts at Amherst, a M.A. from the John F. Kennedy School of Government at Harvard University and honorary degrees from the University of Massachusetts Boston, Bridgewater State College, and Curry College. We believe that Mr. Johnston is qualified to serve on our board of directors due to his extensive leadership and directorship experience in the field of healthcare management. Our board of directors nominated Mr. Johnston to stand for election as a class II director at the Annual Meeting. If elected, Mr. Johnston’s term as a class II director will expire at our 2023 Annual Meeting of Stockholders.

Bradley Langdale has served as a member of our board of directors since May 2008. From February 1996 until his retirement from active employment in December 2007, Mr. Langdale served in various roles at Masimo Corporation, a noninvasive monitoring technology company, including executive vice president, chief financial officer and executive vice president, chief marketing officer. From November 2015 until August 2018, Mr. Langdale served as a Director of Neurorecovery Technologies, Inc., a medical technology company focused on the design and development of devices and applications to help restore function and movement in patients with paralysis. In addition, Mr. Langdale previously served as director of finance for CareLine, Inc., an emergency medical services provider; manager of financial forecasting for Sunrise Company, a private real estate development company; and as a senior accountant for Price Waterhouse & Company LLP (now

PricewaterhouseCoopers LLP), a global professional services organization. Mr. Langdale is a Certified Public Accountant and has a B.A. in Economics/Business from the University of California, Los Angeles. We believe that Mr. Langdale is qualified to serve on our board of directors due to his extensive management, accounting and business experience.

Richard Meelia has served as a member of our board of directors since June 2015. Since July 2011, Mr. Meelia has served as a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. From July 2007 to July 2011, Mr. Meelia served as president and chief executive officer of Covidien plc, a global healthcare products company, which was formerly known as Tyco Healthcare a division of Tyco International Ltd., a healthcare and security company. From January 1995 through its separation from Tyco International in June 2007, Mr. Meelia served as the president of Tyco Healthcare. From January 1991 to January 1995, Mr. Meelia served as the group president of Kendall Healthcare Products Company, a medical products manufacturer and the foundation of the Tyco Healthcare business. Since July 2011, Mr. Meelia has served as chairman of the board of directors of Haemonetics Corporation, a global provider of blood and plasma supplies and services. He also currently serves as chairman of the board of Apollo Endosurgery Inc., a public company focused on the development of devices that advance therapeutic endoscopy, and as a member of several charitable boards, including Tufts Medical Center and St. Anselm College. In addition, Mr. Meelia served as chairman of the board of directors of Covidien plc from October 2008 to March 2012. Mr. Meelia has a B.A. from Saint Anselm College and an M.B.A. from Boston College. We believe Mr. Meelia is qualified to serve on our board of directors due to his years of leadership experience in the global healthcare industry.

Michael D. Milligan has served as a member of our board of directors since November 2011. Since October 2002, Mr. Milligan has served as president and chief executive officer at Axel Johnson Inc., a private industrial and investment company. Prior to joining Axel Johnson Inc., Mr. Milligan spent 17 years as a partner and member of the board of directors of Monitor Group, a global consulting and merchant banking firm. In addition, Mr. Milligan is chairman of the board of directors of Sprague Resources L. P., a supplier of energy and materials handling services in the Northeast United States and is a member of the board of directors of Cadence Inc., a supplier of advanced products, technologies and services to medical, life science, automotive, and industrial companies, Decisyon Inc., an enterprise software company, Kinetico Incorporated, a residential and commercial water treatment systems provider, Parkson Corporation, a provider of engineered solutions for municipal and industrial water treatment, and Walk2Campus Holdings, LLC, a real estate investment company providing student housing in proximity to public universities. Mr. Milligan has an A.B. from Bowdoin College and an M.B.A. from Harvard University. We believe that Mr. Milligan is qualified to serve on our board of directors due to his extensive business and investment experience across a broad range of disciplines and industry sectors. Our board of directors nominated Mr. Milligan to stand for election as a class II director at the Annual Meeting. If elected, Mr. Milligan’s term as a class II director will expire at our 2023 Annual Meeting of Stockholders.

Board Composition

In accordance with the terms of our restated certificate of incorporation and amended and restated by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The board of directors, upon the recommendation of our nominating and corporate governance committee, has nominated Messrs. Johnston and Milligan for election as class II directors, each to hold office until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until their earlier death, resignation or removal.

Prior to the Annual Meeting, the members of the classes are as follows:

•	the class I directors are Mark Augusti, Carrie Bienkowski and Richard Meelia, and their terms will expire at the 2022 Annual Meeting of Stockholders;
•	the class II directors are Philip W. Johnston and Michael D. Milligan, and their terms will expire at the 2020 Annual Meeting of Stockholders; and
•	the class III directors are Kenneth P. Fallon III and Bradley Langdale, and their terms will expire at the 2021 Annual Meeting of Stockholders.

Mr. Fallon serves as the Chairman of the board of directors.

The board of directors knows of no reason why any of the nominees for director at the Annual Meeting would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee.

Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal. Our restated certificate of incorporation as amended and our amended and restated by-laws provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chairman of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while our chairman of the board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. The board of directors has not appointed a lead independent director. Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates certain responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of directors’ proceedings.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In 2020, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our current directors, with the exception of Mr. Augusti, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors also determined that Bradley Langdale, Richard Meelia and Michael D. Milligan, who currently constitute our audit committee, and Kenneth P. Fallon III, Bradley Langdale and Richard Meelia, who constitute our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the charters of each of these committees are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com.

Audit Committee

Prior to the Annual Meeting, the members of our audit committee are Bradley Langdale, Richard Meelia and Michael D. Milligan. Mr. Langdale is the chair of the audit committee. Contingent upon his re-election as a class II director at the Annual Meeting, Mr. Milligan will remain a member of the audit committee.

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Langdale is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met six times during 2019.

Compensation Committee

The members of our compensation committee are Kenneth P. Fallon III, Bradley Langdale and Richard Meelia. Mr. Langdale is the chair of the compensation committee.

Our compensation committee’s responsibilities include:

•	reviewing and approving, or recommending for approval by our board of directors, our Chief Executive Officer’s compensation as well as the compensation of our other executive officers;
•	overseeing the evaluation of our Chief Executive Officer;
•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;
•	reviewing and making recommendations to our board with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis;”
•	reviewing and approving disclosure to the extent such disclosure is required by SEC rules; and
•	preparing the compensation committee report if and to the extent required by SEC rules.

The compensation committee met eight times during 2019.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Kenneth P. Fallon III, Philip W. Johnston and Michael D. Milligan. Mr. Fallon is the chair of the nominating and corporate governance committee. Contingent upon their re-election as class II directors at the Annual Meeting, Messrs. Johnston and Milligan will remain members of the nominating and corporate governance committee.

Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board;
•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	developing and recommending to our board corporate governance principles; and
•	overseeing a periodic evaluation of our board.

The nominating and corporate governance committee met two times during 2019.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Kenneth P. Fallon III, Bradley Langdale, and Richard Meelia. None of our directors who sat on our compensation committee in 2019 is an officer or employee of Conformis, Inc., nor have they ever been an officer or employee of Conformis, Inc. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve or served as members of our board of directors or our compensation committee in 2019.

Board Meetings and Attendance

Our board of directors met 15 times during 2019. During 2019, each of Mark A. Augusti, Carrie Bienkowski, Kenneth P. Fallon III, Philip W. Johnston and Bradley Langdale attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he or she then served. Richard Meelia attended 73% of the aggregate of the number of 2019 board meetings and attended 100% of the 2019 meetings held by the committees of the board on which he then served. Michael D. Milligan attended at least 60% of the aggregate number of 2019 board meetings and 83% of the 2019 audit committee meetings and attended 50% of the meetings held by the nominating and corporate governance committee.

Our directors are expected, but not required, to attend our annual meetings of stockholders. In 2019, Messrs. Augusti and Fallon attended the Annual Meeting of Stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate new director candidates for potential nomination may include the use of a search firm to assist us in identifying qualified directors and may also include requests to board members and others for recommendations. Our nominating and corporate governance committee also evaluates the performance of our board and its committees, including the performance of existing directors being considered for re-election. Our nominating and corporate governance committee considers many factors including biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “Corporate Governance Guidelines.” Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

The nominee biographies under “Board of Directors-Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our director nominees that led our nominating and corporate governance committee and our board to conclude each of the nominees should serve as a director of Conformis. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to Conformis, Inc., Attention: Chief Legal Officer, 600 Technology Park Drive, Billerica, MA 01821. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2021 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our Board is committed to strong corporate governance, which we believe helps promote the long-term interests of Conformis and our stockholders. We seek a collaborative approach to stockholder issues that affect our business and to help ensure that our stockholders see our governance practices as well-structured. For example, our management contacted various of our large stockholders to seek insights into their views on our corporate governance and executive compensation practices, and on our overall company performance.

Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to Conformis, Inc., Attention: Chief Legal Officer, 600 Technology Park Drive, Billerica, MA 01821 or by calling (781) 345-9001. Additional information about contacting Conformis is posted under the heading “IR Contacts” on the Investor Relations section of our website, which is located at ir.conformis.com.

In addition, stockholders who wish to communicate with our entire board may do so by writing to Kenneth P. Fallon III, Chairman of the Board, c/o Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our Company;
•	except as may otherwise be permitted by the Nasdaq Marketplace Rules, a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new officers and directors may participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our nominating and corporate governance committee will oversee a periodic self-evaluation of the board to determine whether the board and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com.

Board Policies

Related-Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our Chief Financial Officer or Chief Legal Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between audit committee meetings, subject to ratification by the committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related-person transaction;
•	the approximate dollar value of the amount involved in the related-person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-person transaction; and
•	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and
•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Other than the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, set forth below is a description of transactions since January 1, 2019 to which we were or will be a party, and in which

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Registration Rights Agreement with Certain Stockholders

In June 2015, we entered into an amended and restated information and registration rights agreement, which we refer to as the Registration Rights Agreement, with holders of our preferred stock prior to the conversion of our preferred stock into common stock immediately following the closing of our initial public offering in July 2015, including some of our 5% stockholders and their affiliates and entities affiliated with our directors. The Registration Rights Agreement provided these holders the right, subject to certain limitations, to demand that we file a registration statement or request that their shares be covered by a registration statement that we were otherwise filing. Under the Registration Rights Agreement, the registration rights expired on July 7, 2019.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE OFFICERS

The following table sets forth information regarding certain of our executive officers as of March 13, 2020:

Name	Age	Position(s)
Mark A. Augusti	54	President and Chief Executive Officer and Director
Robert S. Howe	50	Chief Financial Officer and Treasurer
J. Brent Alldredge	45	Chief Legal Officer and Corporate Secretary

In addition to the biographical information for Mark Augusti, which is set forth above under “Board of Directors-Members of Our Board of Directors,” set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our board of directors.

Robert S. Howe has served as our Chief Financial Officer and Treasurer since February 2020. Prior to joining us, Mr. Howe was Vice President of Finance and Corporate Controller at NxStage Medical, Inc., from May 2015 to February 2020. Prior to joining NxStage Medical, Mr. Howe served as Vice President, Financial Planning and Analysis - Cardio & Vascular Division at Lake Region Medical Inc. from August 2014 to May 2015 and Senior Director of Financial Planning and Analysis for its Advanced Surgical Division from July 2013 to August 2014. Prior to that, Mr. Howe held various leadership positions at Boston Scientific Corporation. Mr. Howe received his M.B.A. degree from Boston University and his B.S. degree in Finance and Entrepreneurial Studies from Babson College.

J. Brent Alldredge has served as our Chief Legal Officer and Corporate Secretary since July 2019. Prior to joining us, Mr. Alldredge was the Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary of Orthofix Medical Inc., a diversified global medical device company, from August 2016 until July 2019. Before that, Mr. Alldredge served in various roles of increasing responsibility with Orthofix, including Interim General Counsel and Corporate Secretary, and Vice President, Deputy General Counsel, and Assistant Corporate Secretary. Before joining Orthofix in January 2011, Mr. Alldredge was an attorney at Baker & McKenzie LLP, a leading global law firm, and also served as briefing attorney and law clerk to the Chief Justice of Texas’ Sixth District Court of Appeals. Mr. Alldredge is a graduate of Brigham Young University and earned his Juris Doctorate from Southern Methodist University Dedman School of Law, where he served as the Managing Editor of the SMU Law Review.

EXECUTIVE COMPENSATION

As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”

Our “named executive officers” for the year ended December 31, 2019 were as follows: Mark A. Augusti, our President and Chief Executive Officer; Paul S. Weiner, our former Chief Financial Officer; and J. Brent Alldredge, our Chief Legal Officer and Corporate Secretary.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2019 and December 31, 2018.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	All Other Compensation($)(3)		Total ($)
Mark A. Augusti(4) President and Chief Executive Officer	2019	535,600	200,850	1,842,744	0	0	274,560	(5)	2,853,754
	2018	535,600	124,045	461,458	0	0	110,438	(6)	1,231,541
Paul S. Weiner(7) Chief Financial Officer and Treasurer	2019	290,635	0	103,296	0	0	109,862	(8)	503,793
	2018	362,351	55,947	230,729	0	0			649,027
J. Brent Alldredge(9) Chief Legal Officer and Secretary	2019	151,615	30,150	84,375	158,093	0	34,947	(10)	459,180
(1)	The aggregate amounts reported in the “Bonus” column represent bonuses earned, if any, with respect to the applicable fiscal year. With respect to our 2018 Incentive Plan stock awards were made in lieu of cash annual bonus payments.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, disregarding any estimates of forfeitures. See Note M to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2020, regarding assumptions underlying the valuation of equity awards.
(3)	We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our named executive officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, such as for recruitment purposes. In addition, our named executive officers are eligible to receive the same employee benefits that are generally available to all our full-time employees, and do not receive additional health, welfare or retirement benefits.
(4)	Mr. Augusti has served as a member of our board of directors since November 2016 but does not receive any additional compensation for his service as a director.
(5)	Such amount includes $155,725 in residency expenses, $100,000 in tax reimbursements related to residency and travel expenses, the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $11,835 in insurance premiums that we paid in respect of Mr. Augusti.
(6)	Such amount includes $98,140 in residency expenses that we paid in respect of Mr. Augusti.
(7)	Mr. Weiner resigned effective October 18, 2019 and had an annualized base salary of $362,351, which was prorated in 2019.
(8)	Such amount includes $86,993 in consulting fees and bonus pursuant to his consulting agreement, the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $16,452 in insurance premiums that we paid in respect of Mr. Weiner.
(9)	Mr. Alldredge joined us on July 29, 2019 and had an annualized base salary of $355,000, which was prorated in 2019.
(10)	Such amount includes $25,432 in relocation expenses, the Company’s matching contributions under our 401(k) Savings and Investment Plan, and insurance premiums that we paid in respect of Mr. Alldredge.

Narrative Disclosure to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, the compensation committee then recommends to our board of directors the compensation for each executive officer and our Chief Executive Officer, including equity-based awards. The compensation committee has the authority to approve the cash compensation of our executive officers, but has historically made recommendations to our board of directors regarding such compensation. Our board of directors, without members of management present, discusses the compensation committee’s recommendations and ultimately approves the compensation of our executive officers, including our Chief Executive Officer. In 2017, our compensation committee engaged

Frederic W. Cook & Co. (“FW Cook”) as an independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ compensation relative to comparable companies. In 2019, our compensation committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ compensation relative to comparable companies. The compensation committee has determined that there are no conflicts of interest or other applicable factors affecting independence with its retention of FW Cook or Semler Brossy, as required by the Nasdaq Marketplace Rules.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In 2019, we paid base salaries of $535,600 to Mr. Augusti, $362,351 to Mr. Weiner and $355,000 to Mr. Alldredge. Mr. Weiner’s employment ended on October 18, 2019 and, as a result, the amount shown in the “Salary” column of the Summary Compensation Table for 2019 reflects payments made to him during 2019 until October 18, 2019. Mr. Alldredge’s employment began on July 29, 2019 and, as a result, the amount shown in the “Salary” column of the Summary Compensation Table for 2019 reflects payments made to him from the period between July 29, 2019 and December 31, 2019. In 2018, we paid base salaries of $535,600 to Mr. Augusti and $362,351 to Mr. Weiner.

Our board of directors has, in its discretion, awarded cash bonuses and granted equity awards in the form of restricted stock or stock options as bonuses to our executive officers from time to time in the past, and may award cash bonuses and grant equity awards as bonuses to our executive officers in the future.

As part of our annual compensation-setting process, in February 2018, based on a recommendation from our compensation committee, our board of directors approved an employee incentive compensation plan for the 2018 calendar year, or the 2018 Incentive Plan. Under the 2018 Incentive Plan, certain employees, including Messrs. Augusti and Weiner, were eligible to earn a cash bonus based on a percentage of their annual base salary as follows: Mr. Augusti: 75%; and Mr. Weiner: 50%. The cash bonus was to be based on a combination of financial and individual performance in 2018, including achieving revenue and gross margin performance targets, and, subject to performance under the 2018 Incentive Plan, any cash bonus was to be paid on or before March 15, 2019. The determination of whether a bonus would be granted to any employee, and the amount of any such bonus, would also be determined by the board of directors in its sole discretion.

In May 2018, based on a recommendation from our compensation committee, our board of directors granted restricted shares of the Company’s common stock to certain employees, including Messrs. Augusti and Weiner, as follows: Mr. Augusti: 331,984 shares of common stock; and Mr. Weiner: 165,992 shares of common stock with such awards vesting over a four year period, with 25% of the shares vesting on each of the first four successive anniversaries of the grant date of May 7, 2018, subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) and the Company’s standard form restricted stock agreement.

In December 2018, following an evaluation of the Company’s performance and the performance of the executive officers in 2018, to conserve the Company’s cash, our compensation committee granted restricted shares of the Company’s common stock, in lieu of cash bonuses, to certain employees, including Messrs. Augusti and Weiner, in an amount equivalent to meeting 60% of the performance targets in the 2018 Incentive Plan, as follows: Mr. Augusti: 321,360 shares of common stock; and Mr. Weiner: 144,940 shares of common stock (“2018 Incentive Shares”). The 2018 Incentive Shares vest over a two-year period, with 25% of the shares vesting on each of the four successive six month anniversaries of the grant date of January 2, 2019. The 2018 Incentive Shares are subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form restricted stock agreement. No cash payments were made under our 2018 Incentive Plan.

In December 2018, the compensation committee also provided for an annual grant of restricted shares of the Company’s common stock for motivational and retention purposes to certain employees, including Messrs. Augusti and Weiner as follows: Mr. Augusti: 245,334 shares of common stock; Mr. Weiner: 122,667 shares of common stock (“2019 Annual Shares”). The 2019 Annual Shares vest over a three-year period, with 34% of the shares vesting on the 12 month anniversary of the grant date of January 2, 2019 and 33% of the shares vesting on each of the next two 12 month anniversaries of the grant date. The 2019 Annual Shares are subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form restricted stock agreement.

As part of our annual compensation-setting process, in February 2019, based on the recommendation of our compensation committee, our board of directors approved an employee incentive compensation plan for the 2019 calendar year, or the 2019 Incentive Plan. Under the 2019 Incentive Plan, certain employees, including our named executive officers, are eligible to receive an annual cash bonus based on a percentage of their annual base salary. Each of our named executive officers was eligible to receive an annual cash bonus based on a percentage of his annual base salary as follows: Mr. Augusti: 75%; Mr. Weiner: 50%; and Mr. Alldredge: 40%. The cash bonus is based on a combination of financial and individual performance in 2019, including achieving revenue, gross margin and operating expense performance targets, and, subject to performance under the 2019 Incentive Plan, any cash bonus will be paid on or before March 15, 2020. The determination of whether a bonus would be granted to any employee, the amount of any such bonus and whether such bonus would be paid in cash or equity, is determined by the board of directors in its sole discretion.

In July 2019, pursuant to his employment agreement, the board granted to a Mr. Alldredge an incentive stock option to purchase 58,553 shares of the Company’s common stock with 33.34% of the total number of shares vesting on the first anniversary of the grant date of July 29, 2019 and ratably on a monthly basis thereafter over the following two years. The option has an exercise price of $2.70 per share. Also in connection with his employment agreement, the board granted to Mr. Alldredge, 31,250 restricted shares of the Company’s common stock, with the shares vesting in equal annual installments over a three-year period on each of the next three successive anniversaries of the grant date of July 29, 2019. Both of these equity grants are subject to Mr. Alldredge’s continued service to the Company and further subject to his written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form incentive stock option agreement and restricted stock agreement, respectively.

In November 2019, our compensation committee provided for a retention grant to Mr. Augusti of 800,000 shares of the Company's common stock with 25% of the total number of shares vesting on the first anniversary of the grant date of November 2, 2019 and 25% of the shares granted vesting on each of the next three 12 month anniversaries of the grant date, subject to Mr. Augusti's continued service to the Company and further subject to his written employment agreement with the Company in effect as of the grant date.

In February 2020, following an evaluation of the Company’s performance and the performance of the executive officers in 2019, our compensation committee provided for cash bonuses, to certain employees, including Messrs. Augusti and Alldredge, in an amount equivalent to meeting 24% of the performance targets in the 2019 Incentive Plan (“2019 Incentive Bonus”), as follows: Mr. Augusti: $96,408; and Mr. Alldredge: $14,472. Mr. Weiner did not receive a 2019 Incentive Bonus due to his termination of employment in October 2019. In February 2020, the compensation committee also provided, for motivational and retention purposes, a retention cash bonus to certain employees, including Messrs. Augusti and Alldredge, subject to the employee’s continued service to the Company through September 30, 2020, in an amount equal to 26% of the executive’s target bonus in the 2019 Incentive Plan (“2019 Retention Bonus”), as follows: Mr. Augusti: $104,442; and Mr. Alldredge: $15,678. Both of the 2019 Incentive Bonus and the 2019 Retention Bonus are subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of December 31, 2019. Mr. Alldredge joined us on July 29, 2019 and his 2019 bonuses were prorated.

As part of our annual compensation-setting process, in February 2020, based on the recommendation of our compensation committee, our board of directors approved an employee incentive compensation plan for the 2020 calendar year, or the 2020 Incentive Plan. Under the 2020 Incentive Plan, certain employees, including our named executive officers, are eligible to receive an annual cash bonus based on a percentage of their annual base salary. Each of Messrs. Augusti, Howe and Alldredge are eligible to receive an annual cash bonus based on a percentage of his annual base salary as follows: Mr. Augusti: 85%; Mr. Howe: 40%; and Mr. Alldredge: 40%. The cash bonus is based on a combination of financial and individual performance in 2020, including achieving revenue, gross margin and operating expense performance targets, and, subject to performance under the 2020

Incentive Plan, any cash bonus will be paid on or before March 15, 2021. The determination of whether a bonus will be granted to any employee, the amount of any such bonus and whether such bonus will be paid in cash or equity, will be determined by the board of directors in its sole discretion, except that we have agreed to pay to Mr. Howe, for the 2020 calendar year only, a minimum bonus of $100,000 in cash.

On February 4, 2020, based on a recommendation from our compensation committee, the board of directors approved an annual salary for 2020 for Mr. Augusti of $551,668; for Mr. Howe of $340,000; and for Mr. Alldredge of $365,650.

In February 2020, pursuant to his employment agreement, the board granted to Mr. Howe an inducement restricted stock unit award of 125,000 shares of the Company’s common stock, which will vest in four equal annual installments on each of the first four anniversaries of February 17, 2020. The board also granted to Mr. Howe an inducement option to purchase 125,000 shares of the Company’s common stock, of which 25% will vest on February 17, 2021, with the remainder vesting in equal monthly installments for three years thereafter. The option has an exercise price of $0.978 per share. Both of these equity grants are subject to Mr. Howe’s continued service to the Company and further subject to his written employment agreement with the Company in effect as of the grant date, the applicable form of inducement incentive stock option agreement and inducement restricted stock agreement, respectively. Also in connection with his employment agreement, the board provided a one-time signing bonus of $90,000, subject to repayment by Mr. Howe to the Company if he leaves the Company due to a voluntary termination or is terminated for cause (as defined in his employment agreement) within the first year of his employment.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding stock options and unvested restricted stock held by our named executive officers as of December 31, 2019.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)
Mark A. Augsti President and Chief Executive Officer	134,369	44,809	(1)	8.78		12/2/2026		11,188	(2)	16,782	(2)
	122,781	67,333	(3)	5.10		5/15/2027		47,802	(4)	71,703	(4)
								50,000	(5)	75,000	(5)
								248,988	(6)	373,482	(6)
								241,020	(7)	361,530	(7)
								245,334	(8)	368,001	(8)
								800,000	(9)	1,200,000	(9)
Paul S. Weiner Chief Financial Officer	253,852	—		8.96	(10)	3/31/2020	(11)	—	(12)	—	(12)
	61,390	—		5.10		3/31/2020	(11)	—	(12)	—	(12)
J. Brent Alldredge Chief Legal Officer	—	58,553	(13)	2.70		7/29/2029		31,250	(14)	46,875	(14)

(1)	The stock option has a vesting start date of December 2, 2016. 25% of the total number of shares vested and became exercisable on the first anniversary of the vesting start date, with the remainder vesting in equal monthly installments over a three-year period thereafter.
(2)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on December 2, 2017 and the remainder vesting annually thereafter through December 2, 2020.
(3)	The stock option has a vesting start date of May 15, 2017 and vests and becomes exercisable in equal monthly installments over a four year period.
(4)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 15, 2018 and the remainder vesting annually thereafter through May 15, 2021.
(5)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on August 8, 2018 and the remainder vesting annually thereafter through August 8, 2021.
(6)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 7, 2019 and the remainder vesting annually thereafter through May 7, 2022.

(7)	The shares of restricted stock underlying this award vest in four equal installments, with 25% vesting on July 2, 2019, 25% vesting on January 2, 2020, 25% vesting on July 2, 2020, and 25% vesting on January 2, 2021.
(8)	The shares of restricted stock underlying this award vest in three equal annual installments, with one-third vesting on January 2, 2020 and the remainder vesting annually thereafter through January 2, 2022.
(9)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on November 2, 2020 and with the remainder vesting annually thereafter through November 2, 2023.
(10)	The original exercise price was $10.96 and was later amended to $8.96.
(11)	Mr. Weiner resigned effective October 14, 2019 and his vested options cease to be exercisable and expire on March 31, 2020.
(12)	Mr. Weiner resigned effective October 14, 2019 and his unvested restricted stock awards were forfeited upon the termination of his consulting agreement.
(13)	The stock option has a vesting start date of July 29, 2019 and 33.34% of the total number of shares will vest and become exercisable after one year and the remainder vesting in equal monthly installments over the following two-year period.
(14)	The shares of restricted stock underlying this award vest in three equal annual installments, with one-third vesting on July 29, 2020 and the remainder vesting annually thereafter through July 29, 2022.
(15)	The value of the awards reflected in the table is based on the $1.50 per share trading price of the Company’s common stock on December 31, 2019, the final trading day of fiscal year 2019.

Agreements with Named Executive Officers

We have employment agreements with each of our named executive officers that prohibit the executive from disclosing confidential information and from competing with us during the term of their employment and for a specified time thereafter, where permitted under applicable law, and that provides for the assignment of intellectual property rights to us.

Mark A. Augusti

We entered into an employment agreement, dated October 19, 2016, with Mark A. Augusti and on December 2, 2016 the board of directors approved an amendment and restatement of that agreement (as amended and restated, the “Augusti Employment Agreement”) which sets forth certain terms of Mr. Augusti’s employment. Pursuant to the terms of the Augusti Employment Agreement, Mr. Augusti receives an annual base salary that was initially $520,000 and, thereafter, subject to increase (but not decrease) from time to time as determined by the board of directors. In addition, Mr. Augusti received a one-time signing bonus of $200,000 and he is eligible to receive an annual target performance bonus of 75% of his annual base salary. The actual performance bonus payment is discretionary and will be subject to the board of director’s assessment of Mr. Augusti’s performance as well as general business conditions at the Company. In connection with his Employment Agreement, the board of directors granted to Mr. Augusti new hire equity awards having an aggregate value of $1,200,000, including incentive stock options and restricted stock. Specifically, the board of directors granted to Mr. Augusti an incentive stock option to purchase shares of our common stock having a Black Scholes value of $800,000 (the “New Hire Option Grant”) under the 2015 Plan. The New Hire Option Grant vested with respect to 25% of the total number of shares on December 2, 2017 with the remainder vesting in equal monthly installments over the following three years, subject to Mr. Augusti’s continued employment with the Company and subject to the terms of the Augusti Employment Agreement, the 2015 Plan and the Company’s standard form incentive stock option agreement. The board of directors also granted to Mr. Augusti a restricted stock award for 44,750 shares of our common stock (the “New Hire RSA Grant”) under the 2015 Plan. The New Hire RSA Grant vests in four equal installments on each 12 month anniversary of the grant date of December 2, 2017, subject to Mr. Augusti’s continued employment with the Company, and subject to the terms of the Augusti Employment Agreement, the 2015 Plan and the Company’s standard form restricted stock agreement. Under the Augusti Employment Agreement, Mr. Augusti was required to establish a residence in Massachusetts by August 1, 2017 and is eligible to receive up to $125,000 for reasonable expenses related to moving and maintaining a temporary residency in Massachusetts (collectively “Residency Expenses” as defined in the Augusti Employment Agreement). Mr. Augusti is also eligible to participate in all of our customary employee benefit plans or programs generally available to our full-time employees and/or executive officers.

The Augusti Employment Agreement further provides that, in the event Mr. Augusti’s employment is terminated (i) after November 14, 2016 and (ii) by Mr. Augusti for Good Reason or by the Company other than for Cause (collectively a “Qualifying Termination”; where “Good Reason” and “Cause” are defined in the Augusti Employment Agreement), then Mr. Augusti will be eligible to receive severance pay in the form of continuation of his base salary on our standard payroll dates for (x) 18 months following the termination date if the termination occurs during the period between three months before or 24 months following a Change in

Control Transaction (“Change of Control Period”; where “Change in Control Transaction” is defined in the Augusti Employment Agreement) or (y) 12 months following the termination date if the termination occurs outside the Change of Control Period. Mr. Augusti will additionally be eligible for a payment in an amount equal to a multiple of 1.5 times the Target Bonus (as defined in the Augusti Employment Agreement) if he is subject to a Qualifying Termination during a Change of Control Period or an amount equal to 1 times the Target Bonus if he is subject to a Qualifying Termination outside of a Change of Control Period and after November 14, 2016. Upon a Qualifying Termination, Mr. Augusti will also be eligible to receive a continuation of group health insurance coverage through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) with the cost of such benefits to be shared in the same relative proportion by the Company and Mr. Augusti as in effect on the date of termination. If Mr. Augusti is subject to a Qualifying Termination during a Change of Control Period, Mr. Augusti shall also be eligible for full vesting of any outstanding unvested equity grants. The Augusti Employment Agreement further provides that if Mr. Augusti is subject to a termination of employment that is not a Qualifying Termination, including termination by the Company for Cause, voluntary resignation by Mr. Augusti, or termination due to Mr. Augusti’s death or disability, he shall only be entitled to Accrued Compensation (as defined in the Augusti Employment Agreement), unless termination occurs due to Mr. Augusti’s death or disability between the end of a calendar year and the Bonus Payment Date (as defined in the Augusti Employment Agreement), in which case Mr. Augusti will be paid any bonus he would have received for the prior calendar year had he remained an employee of the Company through the Bonus Payment Date. The Company’s obligation to provide severance benefits under the Augusti Employment Agreement are subject to execution by Mr. Augusti of a Release (as defined in the Augusti Employment Agreement), the expiration of any revocation period and Mr. Augusti’s compliance with post-employment obligations.

In February 2017, pursuant to the Augusti Employment Agreement, Mr. Augusti became eligible to receive an initial annual long-term incentive equity award with an aggregate value of $800,000 under the Company’s long-term incentive program. Pursuant to Company’s long-term incentive program, in May 2017, the board of directors granted 95,602 shares of restricted common stock to Mr. Augusti having an approximate Black Scholes value of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant (“Long Term RSA Grant”), and an incentive stock option to acquire 190,114 shares of the Company’s common stock having an approximate Black Scholes value of as of the date of grant of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant (“Long Term Option Award”). The Long Term RSA Grant was granted under and subject to the terms of the 2015 Plan and vests in equal annual installments over a four (4) year period beginning on the first anniversary of the date of grant, or May 15, 2017, subject to Mr. Augusti’s continued employment on each applicable vesting date; and otherwise is subject to the terms of the Company’s standard form of restricted stock award agreement and the annual long-term incentive program. The Long Term Option Award was granted under and subject to the terms of the 2015 Plan, has an exercise price equal to the fair market value of the Company’s common stock on the date of grant, or May 15, 2017; vests in equal monthly installments over the four (4) years following the grant date, subject to Mr. Augusti’s continued employment with the Company on each applicable vesting date; and otherwise is subject to the terms as are set forth in the Company’s standard form of stock option agreement and the annual long-term incentive program.

On September 14, 2017, the Company and Mr. Augusti entered into a first amendment (the “Augusti First Amendment”) to the Augusti Employment Agreement, effective as of August 1, 2017. The Augusti Employment Agreement as amended by the Augusti First Amendment continues to require that Mr. Augusti establish his principal residency in Massachusetts. However, the Augusti First Amendment removes the requirement that such residency be established by August 1, 2017. In addition, the Augusti First Amendment provides that, beginning August 2, 2017, the Company will reimburse Mr. Augusti for up to $25,000 per calendar quarter for moving and commuting expenses as well as other costs incurred by Mr. Augusti or his immediate family in traveling to and from his residence in North Carolina to his temporary residence in Massachusetts (“Residency and Travel Expenses”), until either Mr. Augusti establishes a principal residence in Massachusetts or the board of directors determines in its sole discretion that the payment of such expenses is no longer required. Additionally, the Augusti First Amendment conforms the original terms of Mr. Augusti’s annual long-term incentive award entitlement to the terms of the grant made to Mr. Augusti by the Company’s board of directors in May 2017.

On July 31, 2018, we entered into a second amendment to the Augusti Employment Agreement (the “Augusti Second Amendment”). The Augusti Second Amendment is effective as of July 31, 2018 and provides clarifications and addresses inconsistencies between the Augusti Employment Agreement and the employment agreements we have with other executive officers. The Augusti Second Amendment provides that, upon a Qualifying Termination of Mr. Augusti’s employment outside of the Change of Control Period, vesting of any outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested if his employment continued for 12 months following a Qualifying Termination. The Augusti Second Amendment further provides that, upon a termination due to death or disability, vesting of any outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested if his employment continued for 12 months following such termination. For clarification on bonus payments due upon termination, the Augusti Second Amendment provides that, upon a Qualifying Termination that occurs within the Change of Control Period, the Company will pay Mr. Augusti the greater of (a) the bonus accrued by the Company for Mr. Augusti for the calendar year that is prior to the year in which the Qualifying Termination occurs, unless an annual bonus was already paid for that prior year, and a bonus of 75% of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs or (b) an amount equal to 1.5 times his annual target bonus of 75% of his base salary based upon achievement of both corporate and individual goals as determined by the Board. The Augusti Second Amendment further provides that, upon a Qualifying Termination of his employment that occurs outside the Change of Control Period, we will pay Mr. Augusti the bonus accrued for the year prior to a Qualifying Termination, unless an annual bonus was already paid for that prior year, and an amount equal to 75% of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs. The Augusti Second Amendment further provides that, upon a termination due to his death, we will pay a continuation of base salary for 12 months following such termination. The Augusti Second Amendment further clarifies that, upon a Qualifying Termination, we will pay the premiums, including any employee portion, for Mr. Augusti’s timely election of benefits under COBRA, provided Mr. Augusti remains eligible for COBRA. Lastly, the Augusti Second Amendment increases the amount of paid time off that Mr. Augusti may accrue per year from four to five weeks, consistent with other executive officers.

On March 6, 2019, we entered into a third amendment to the amended and restated employment agreement with Mark A. Augusti, our Chief Executive Officer, (the “Augusti Third Amendment”). The Augusti Third Amendment provides that, as of March 31, 2019, the reimbursement of up to $25,000 per calendar quarter for Residency and Travel Expenses (as defined in the Augusti Third Amendment) will cease. In recognition that the reimbursement of Residency and Travel Expenses is and has been taxable compensation to Mr. Augusti, under the Augusti Third Amendment, we have agreed to pay Mr. Augusti $100,000 as an amount intended to cover taxes paid and to be paid by him resulting from receipt of Residency and Travel Expense payments from August 2, 2017 through March 31, 2019. Beginning April 1, 2019, the Augusti Third Amendment provides that we will pay Mr. Augusti a fixed amount of $41,666.50 per quarter with the intention that he will receive a net amount of approximately $25,000 on an after-tax basis to use for his travel and residency expenses, until the earlier of: (i) the establishment of Mr. Augusti’s principal residence in Massachusetts or (ii) a determination by the board of directors in its sole discretion that the payment of such Residency and Travel Expenses is no longer required.

On November 2, 2019 (the “Effective Date”), we entered into a fourth amendment to the amended and restated employment agreement with Mark Augusti, our Chief Executive Officer (the “Augusti Fourth Amendment”). The Augusti Fourth Amendment provides that, as of November 2, 2019, we will pay Mr. Augusti a fixed amount of $44,642.86 per calendar quarter to use for his residency cost-of-living expenses, less required tax withholding. The Augusti Fourth Amendment also provides Mr. Augusti with a one-time catch-up cost-of-living expenses payment in the amount of $5,952.71, less required tax withholding. The Augusti Fourth Amendment further provides that if a Qualifying Termination occurs (x) prior to three (3) months before or (y) more than twenty-four (24) months following a Change in Control Transaction, and the Qualifying Termination occurs on or after the two (2)-year anniversary of the Effective Date: (i) the Company will provide Mr. Augusti with severance pay in the form of continuation of his base salary for a total of eighteen (18) months, such amount to be paid in accordance with the Company’s then-current payroll practices, except as otherwise specified in this letter agreement, beginning on the Company’s first regular payroll date that occurs after the Payment Date; (ii) the Company will pay to Mr. Augusti (a) the bonus accrued by the Company for him for the calendar year that is prior to the year in which the Qualifying Termination occurs, provided the Company has not already paid Mr. Augusti a Target Bonus (or other annual bonus) for the prior year, and (b) a bonus of seventy-five percent (75%) of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs; (iii) Mr. Augusti will be eligible for the same COBRA premium assistance as set forth in Section 13.A of the amended and restated employment agreement as amended, subject to the same terms, conditions, and limitations as described therein; and (iv) the vesting of Mr. Augusti’s then-outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested had he continued as an employee of the Company for eighteen (18) months following a Qualifying Termination. The Augusti Fourth Amendment also provides that if a Qualifying Termination occurs within three (3) months prior or twenty-four (24) months following a Change in Control Transaction, and regardless of whether the Qualifying Termination occurs prior to, on, or after the two (2)-year anniversary of the Effective Date: (i) the Company will provide Mr. Augusti with severance pay in the form of continuation of his base salary for a total of twenty-four (24) months, such amount to be paid in accordance with the Company’s then-current payroll practices, except as otherwise specified in the amended and restated employment agreement as amended, beginning on the Company’s first regular payroll date that occurs after the Payment Date; (ii) the Company will pay to Mr. Augusti the greater of (a) the bonus accrued by the Company for Mr. Augusti for the calendar year that is prior to the year in which the Qualifying Termination occurs, provided the Company has not already paid him a Target Bonus (or other annual bonus) for the prior year, and (b) a bonus of seventy-five percent (75%) of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs and (b) an amount equal to 1.5 times the Target Bonus, to be paid in one lump sum on the Company’s first regular payroll date that occurs after the Payment Date; (iii) Mr. Augusti will be eligible for the same COBRA premium assistance as set forth in Section 13.A of the Augusti Fourth Amendment, subject to the same terms, conditions, and limitations as described therein; and (iv) the vesting of one hundred percent (100%) of his then-outstanding unvested equity grants shall be accelerated, such that all unvested equity grants vest and become fully exercisable or non-forfeitable as of the date his employment terminates.

On February 4, 2020, we entered into a fifth amendment to the amended and restated employment agreement with Mark A. Augusti, our Chief Executive Officer, (the “Augusti Fifth Amendment”). The Augusti Fifth Amendment provides for a bonus award of up to 85% of Mr. Augusti’s base salary effective with fiscal year beginning January 1, 2020.

Paul S. Weiner

On May 21, 2015, we entered into an amended and restated employment agreement with Mr. Weiner (the “Weiner Employment Agreement”). Pursuant to the terms of the Weiner Employment Agreement, Mr. Weiner receives an annual base salary that was initially $330,000 and is, thereafter, subject to increase from time to time as determined by the board of directors, and Mr. Weiner is eligible to receive a year-end bonus at the discretion of and subject to terms determined by the board of directors, including, without limitation, incentive targets, goals and/or milestones. The Weiner Employment Agreement further provides that, in the event Mr. Weiner’s employment is terminated by Mr. Weiner as a Termination for Good Reason or by the Company as a Termination Other than for Cause (collectively a “Qualifying Termination”; where “Termination for Good Reason” and “Termination Other than for Cause” are defined in the Weiner Employment Agreement), then Mr. Weiner will be eligible to receive for a “Severance Period” of (i) 12 months following the termination date if the termination occurs during the period between three months before or 12 months following a Change in Control (“Change of Control Period”; where “Change in Control” is defined in the Weiner Employment Agreement) or (ii) 6 months following the termination date if the termination occurs outside the Change of Control Period, (a) severance pay in the form of continuation of his base salary on our standard payroll dates and (b) continuation of his coverage under the Company’s group health insurance plans (to the extent allowed by COBRA). Mr. Weiner will also receive any Bonus (as defined in the Weiner Employment Agreement) due upon a Qualifying Termination. Upon a Qualifying Termination, a Disability Termination or a Death Termination (as defined in the Weiner Employment Agreement), to the extent that the Company has previously paid Mr. Weiner a Bonus in the form of a stock option that is not fully vested as of the termination date, such stock option shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Weiner continued as an employee for an additional period equal to the Severance Period. Upon a Death Termination, the Company will pay Mr. Weiner’s estate a lump sum amount equal to his base salary for the Severance Period. Except as otherwise noted, upon a Disability Termination, Death Termination, a Voluntary Termination or a Termination for Cause, Mr. Weiner shall only be entitled to Accrued Compensation (as defined in the Weiner Employment Agreement). Upon a Qualifying Termination during a Change of Control Period, any unvested equity awards will become fully vested. Mr. Weiner’s right to payments following a Qualifying Termination is subject to his execution of a Release (as defined in the Weiner Employment Agreement), the expiration of any revocation period and Mr. Weiner’s continued compliance with the terms of his Confidentiality, Inventions Assignment and Non-Competition Agreement.

In June 2016, we entered into a retention agreement with Mr. Weiner that provided for certain retention benefits from the effective date of that agreement until the one-year anniversary of the hiring of our President and Chief Executive Officer, Mark Augusti and amended the Weiner Employment Agreement. The retention agreement provided, among other things, a grant of stock having an aggregate value equal to one-year of the executive’s base salary as of the date of grant on August 15, 2016, using the average of the closing trading price of the Company’s common stock during the period from and including May 18, 2016 to August 15, 2016, which vested in full on November 14, 2017. The retention agreement also provides for accelerated vesting of all equity grants and awards, including, without limitation, Bonuses (as defined in the Weiner Employment Agreement), when the Weiner Employment Agreement provides for accelerated vesting.

On March 9, 2018, we entered into a second amendment (“Second Weiner Amendment,” the retention agreement being the first amendment) of the Weiner Employment Agreement with Mr. Weiner providing clarification that upon a Qualifying Termination, the Company will pay the executive (i) any bonus that we have accrued or that has been approved by the board of directors for the year prior to such termination, unless already paid, and (ii) a bonus determined by the board of directors for the year in which such termination occurs, with all targets, goals, milestones and other contingencies deemed to have been met by the Company and the executive for such year. In addition, the Second Weiner Amendment requires that upon a Qualifying Termination, Disability Termination or Death Termination, any unvested equity grants shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Weiner continued as an employee for an additional period equal to the Severance Period.

On May 3, 2018, we entered into a third amendment (“Third Weiner Amendment”) of the Weiner Employment Agreement with Mr. Weiner providing that upon a Qualifying Termination, the Company will pay the executive (i) any bonus accrued by the Company for the year prior to such termination, unless already paid, and (ii) if the Qualifying Termination occurs during a Change of Control Period, a bonus of 50% of Mr. Weiner’s base salary.

Effective October 18, 2019, Mr. Weiner resigned as Chief Financial Officer of the Company. In connection with Mr. Weiner’s resignation as Chief Financial Officer, the Company and Mr. Weiner entered into a Consulting Agreement (the “Weiner Consulting Agreement”), effective on October 19, 2019. Under the terms of the Consulting Agreement, Mr. Weiner agreed to provide certain consulting services to the Company for a period commencing on October 19, 2019 and concluding on December 31, 2019. For his services, Mr. Weiner was compensated with a cash payment of $15,017.76 for the period from October 19, 2019 through November 2, 2019 and at a fixed rate of $450 per hour for the period starting November 3, 2019 through December 31, 2019. Mr. Weiner was also paid a one-time bonus of $65,000 upon the expiration of the Consulting Agreement. Mr. Weiner’s vested options cease to be exercisable and expire on March 31, 2020 and his unvested restricted stock awards were forfeited upon the termination of his consulting agreement.

J. Brent Alldredge

On July 29, 2019, we entered into an employment agreement with Mr. Alldredge (the “Alldredge Employment Agreement”). Pursuant to the terms of the Alldredge Employment Agreement, Mr. Alldredge receives an annual base salary that was initially $355,000 and is, thereafter, subject to increase from time to time as determined by the board of directors, and Mr. Alldredge is eligible to receive a year-end bonus of 40% of his base salary at the discretion of and subject to terms determined by the board of directors, including, without limitation, incentive targets, goals and/or milestones.

On July 29, 2019, pursuant to his employment agreement, the board granted to Mr. Alldredge an incentive stock option to purchase 58,553 shares of the Company’s common stock having a Black Scholes value of approximately $125,000 (the “Alldredge Option Grant”) under our 2015 Plan. The Alldredge Option Grant vests with respect to 33.34% of the shares on the first anniversary of the vesting start date, or July 29, 2020, and ratably on a monthly basis thereafter over the following two years. In connection with his employment agreement, the board also granted to Mr. Alldredge a restricted stock award having a Black Scholes value of approximately $125,000, or 31,250 shares of the Company’s common stock, under our 2015 Plan with such shares vesting in three equal installments on each anniversary of the vesting start date, or July 29, 2019 (the “Alldredge RSA Award”). The Alldredge Option Grant and Alldredge RSA Award are subject to Mr. Alldredge’s continued service to the Company and are subject to his written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form incentive stock option agreement and restricted stock agreement, respectively.

The Alldredge Employment Agreement further provides that, in the event Mr. Alldredge’s employment is terminated by Mr. Alldredge as a Termination for Good Reason or by the Company as a Termination Other than for Cause (collectively a “Qualifying Termination”; where “Termination for Good Reason” and “Termination Other than for Cause” are defined in the Alldredge Employment Agreement), then Mr. Alldredge will be eligible to receive for a “Severance Period” of (i) 12 months following the termination date if the termination occurs during the period between three months before or 12 months following a Change in Control (“Change of Control Period”; where “Change in Control” is defined in the Alldredge Employment Agreement) or (ii) 6 months following the termination date if the termination occurs outside the Change of Control Period, (a) severance pay in the form of continuation of his base salary on our standard payroll dates and (b) continuation of his coverage under the Company’s group health insurance plans (to the extent allowed by COBRA). Mr. Alldredge will also receive (i) any bonus accrued by the Company or approved by the board of directors for the year prior to such termination, unless already paid, and (ii) a bonus determined by the board of directors for the year in which such termination occurs, with all targets, goals, milestones and other contingencies deemed to have been met by the Company and the executive for such year. Upon a Qualifying Termination, a Disability Termination or a Death Termination (as defined in the Alldredge Employment Agreement), to the extent that the Company has previously paid Mr. Alldredge a bonus in the form of a stock option that is not fully vested as of the termination date, such stock option shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Alldredge continued as an employee for an additional period equal to the Severance Period. Upon a Death Termination, the Company will pay Mr. Alldredge’s estate a lump sum amount equal to his base salary for the Severance Period. Except as otherwise noted, upon a Disability Termination, Death Termination, a Voluntary Termination or a Termination for Cause, Mr. Alldredge shall only be entitled to Accrued Compensation (as defined in the Alldredge Employment Agreement). Upon a Qualifying Termination during a Change of Control Period, any unvested equity awards will become fully vested. Benefits following a Qualifying Termination are subject to execution by Mr. Alldredge of a Release (as defined in the Alldredge Employment Agreement), the expiration of any revocation period and Mr. Alldredge’s continued compliance with the terms of his Confidentiality, Inventions Assignment and Non-Competition Agreement.

On December 23, 2019, we entered into a first amendment (“Alldredge First Amendment”) of the Alldredge Employment Agreement with Mr. Alldredge providing that the Severance Period means the period following the date of a Qualifying Termination, Death Termination, or Disability Termination, as the case may be, that is equal to (i) eighteen (18) months, in the event of a Qualifying Termination that occurs during a Change of Control Period; and (ii) twelve (12) months, in all other cases.

Potential Payments upon Termination or Change in Control Transaction

Each of Messrs. Augusti and Alldredge will be entitled to severance payments if his employment is terminated under specified circumstances as described above.

Stock Option and Other Compensation Plans

2004 Stock Option Plan

Our 2004 Stock Option Plan, or 2004 Plan, was adopted by our board of directors and approved by our stockholders in June 2004. Our 2004 Plan was amended in October 2005, August 2007, May 2008 and September 2009. A maximum of 3,792,943 shares of common stock was authorized for issuance under the 2004 Plan.

The 2004 Plan is administered by our board of directors. The 2004 Plan provided for the grant of incentive stock options and nonqualified stock options. Our employees, directors and consultants, and employees, directors and consultants of our parent or subsidiary corporations, were eligible to receive awards under the 2004 Plan. However, incentive stock options could only be granted to employees. The terms of awards are set forth in the applicable award agreements.

Awards under the 2004 Plan are subject to appropriate adjustments in the event of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification with respect to our stock.

Upon a merger of our company with or into another corporation or sale of all or substantially all of our assets, in addition to any rights provided in an applicable award agreement:

•	all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the successor corporation or a parent or subsidiary thereof; and

•	if not assumed or substituted, all outstanding awards will become exercisable in full for a period of 15 days following our notice to a participant, and any unexercised options will terminate upon expiration of such 15-day period.

Upon a liquidation or dissolution, we must notify participants at least 30 days prior to such action, and all outstanding awards will terminate immediately prior to the consummation of such liquidation or dissolution, unless previously exercised by the participant.

With participant consent, our board of directors may modify or amend, or defer the exercise date of, any awards under the 2004 Plan. Subject to applicable stockholder approval requirements, our board of directors may amend or alter the 2004 Plan at any time, except that no amendment or alteration may adversely affect outstanding awards without participant consent except as expressly permitted under the 2004 Plan.

Effective upon the adoption of our 2011 stock option/stock issuance plan, or 2011 Plan, we ceased making awards under the 2004 Plan. Following the adoption of our 2011 Plan, any shares of common stock subject to awards originally granted under the 2004 Plan that expired, terminated, or were otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued were available for issuance under the 2011 Plan.

As of December 31, 2019, there were options to purchase an aggregate of 144,452 shares of common stock outstanding under the 2004 Plan at a weighted-average exercise price of $4.32 per share. Following the adoption of our 2015 Plan any shares of common stock subject to awards originally granted under the 2004 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2015 Plan, up to a specified number of shares.

2011 Stock Option Plan/Stock Issuance Plan

Our 2011 Plan was adopted by our board of directors in February 2011 and approved by our stockholders in March 2011. Our 2011 Plan was amended in March 2012 and July 2013. A maximum of 6,630,242 shares of our common stock are authorized for issuance under the 2011 Plan.

The 2011 Plan is administered by our board of directors and provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options and stock awards. However, incentive stock options may only be granted to our employees. The terms of awards are set forth in the applicable award agreements. Following the closing of initial public offering on July 7, 2015, we ceased granting options under the 2011 Plan.

Awards under the 2011 Plan are subject to appropriate adjustments in the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting our outstanding common stock as a class without our receipt of consideration.

Upon a change of control, as defined in the 2011 Plan:

•	all outstanding option awards will become exercisable in full immediately prior to the effective date of the change of control, except to the extent such options are (1) assumed, or equivalent options substituted, by the successor corporation, or parent thereof, or otherwise continued in full force and effect pursuant to the terms of the change of control transaction, (2) replaced by a cash incentive program that provides for a subsequent payout of the spread existing on the unvested option shares as of the date of such change of control, to be paid in accordance with the same vesting schedule applicable to those unvested option shares, or (3) our board of directors subjects such acceleration to other limitations; and
•	all outstanding repurchase rights in favor of us with respect to shares of our common stock issued upon exercise of options or as stock awards shall terminate automatically, and such shares shall become vested, except to the extent (1) those repurchase rights are assigned to a successor corporation, or parent thereof, or otherwise continued in effect pursuant to the terms of the change of control transaction, (2) the property, including cash payments, issued with respect to the unvested shares are placed in escrow and released in accordance with the vesting schedule in effect for such shares, or (3) such accelerated vesting is precluded by other limitations imposed by our board of directors.

Our board of directors has the discretion, exercisable either at the time an award is granted or at any time while an award remains outstanding, to provide that such award will become fully vested upon the occurrence of a change of control or other specified event or the participant’s involuntary termination, as defined in the 2011 Plan, within a designated period following a specified event.

Subject to any applicable stockholder approval requirements pursuant to applicable laws and regulations, our board of directors may amend or terminate the 2011 Plan or any awards under the Plan in any or all respects, except that no amendment or termination may adversely affect the rights and obligations with respect to outstanding awards without participant consent. Our board of directors has the authority, with the consent of the affected participants, to cancel any or all outstanding options under the 2011 Plan and grant in substitution therefor new options covering the same or a different number of shares of our common stock.

As of December 31, 2019, there were options to purchase an aggregate of 954,646 shares of common stock outstanding under the 2011 Plan at a weighted-average exercise price of $7.73 per share. Following the adoption of our 2015 Plan, any shares of common stock subject to awards originally granted under the 2011 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2015 Plan, up to a specified number of shares.

2015 Stock Incentive Plan

Our board of directors adopted, and our stockholders approved, our 2015 Plan, which became effective in June 2015. The 2015 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2015 Plan are the sum of: (1) 2,000,000 shares of common stock; plus (2) 259,403 shares of our common stock reserved for issuance under the 2011 Plan and the number of shares of our common stock subject to outstanding awards under the 2011 Plan or under the 2004 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing until, and including, the fiscal year ending December 31, 2025, equal to the lesser of (a) 3,000,000 shares of our common stock, (b) 3% of the number of shares of our common stock outstanding on the first day of such fiscal year and (c) an amount determined by the Board.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan. Incentive stock options, however, may only be granted to our employees.

Pursuant to the terms of the 2015 Plan, our board of directors (or a committee delegated by our board of directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the exercise price of options and measurement price of stock appreciation rights, both of which must be at least equal to the fair market value of our common stock on the date of grant; and
•	the number of shares of our common stock subject to the terms of any restricted stock awards, restricted stock units or other stock-based awards and the terms and
•	conditions of such awards, including conditions for repurchase, issue price and repurchase price and performance conditions, if any.

If our board of directors delegates authority to an executive officer to grant awards under the 2015 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers, subject to any limitations under the 2015 Plan. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, which may include a formula by which the exercise price will be determined, and the maximum number of shares subject to awards that such executive officer may make.

Effect of Certain Changes in Capitalization

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors shall equitably adjust:

•	the number and class of securities available under the 2015 Plan;
•	the share counting rules under the 2015 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;
•	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and
•	the share and per-share related provisions and the purchase price, if any, of each outstanding restricted stock unit award and each other stock-based award.

Effect of Certain Corporate Transactions

Upon a merger or other reorganization event, as defined in our 2015 Plan, our board of directors may, on such terms as our board determines, except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us, take any one or more of the following actions pursuant to the 2015 Plan as to some or all outstanding awards, other than restricted stock:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation, or an affiliate thereof;
•	upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant, to the extent then exercisable;
•	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;
•	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or
•	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds, if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings.

Our board of directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding award of restricted stock will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2015 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.

No award may be granted under the 2015 Plan on or after June 30, 2025. Our board of directors may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of December 31, 2019, there were options to purchase an aggregate of 703,365 shares of common stock outstanding under the 2015 Plan at a weighted-average exercise price of $5.90 per share.

2019 Sales Team Plan

Our board of directors adopted, and our stockholders approved, our 2019 Sales Team Performance-Based Equity Incentive Plan (the “2019 Sales Team Plan”), which became effective on April 29, 2019 The 2019 Sales Team Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards. The number of shares of our common stock that are reserved for issuance under the 2019 Sales Team Plan, subject to adjustment in the event of stock splits, stock dividends or similar events, are 3,000,000 shares of common stock.

All of our employees who are sales representatives and all of our consultants and advisors who are sales agents, including those sales team members who distribute our products on our behalf, are eligible to receive awards under the 2019 Sales Team Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. No employee holding the title of vice president or above (other than area vice presidents), nor any non-employee director of the Company, is eligible to receive an award under the 2019 Sales Team Plan.

Pursuant to the terms of the 2019 Sales Team Plan, our board of directors (or a committee delegated by our board of directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the exercise price of options and measurement price of stock appreciation rights, both of which must be at least equal to the fair market value of our common stock on the date of grant;
•	the number of shares of our common stock, cash, or other consideration subject to the terms of any awards; and
•	the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price and performance conditions, if any.

In all events, the grant, vesting or exercisability of each award must be subject to the achievement of performance metrics.

Effect of Certain Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the 2019 Sales Team Plan, (ii) the share counting rules set forth in the 2019 Sales Team Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

Effect of Certain Corporate Transactions

Upon a merger or other reorganization event, as defined in our 2019 Sales Team Plan, our board of directors take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing.

Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

No award may be granted under the 2019 Sales Team Plan on or after April 29, 2029. Our board of directors may amend, suspend or terminate the 2019 Sales Team Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of December 31, 2019, there were no options to purchase shares of common stock outstanding under the 2019 Sales Team Plan.

401(k) Plan

The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 50% of employee contributions up to the first 5% of the employee’s salary in total, subject to the statutorily prescribed limit and the match vests over a period of three years.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had four equity compensation plans, each of which were approved by our stockholders: the 2004 Plan, the 2011 Plan, the 2015 Plan and the 2019 Sales Team Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,802,463	$6.75	4,328,752
Equity compensation plans not approved by security holders	—	—	—
Total	1,802,463	$6.75	4,328,752

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2019, with the exception of Mr. Augusti, who does not receive compensation for service on our board of directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation.” Only the five directors indicated below were entitled to receive compensation (each, a “Compensated Director”), including both cash and equity, for service on our board of directors for fiscal year 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(2)		Total ($)
Carrie Bienkowski	50,000	136,860	(3)	186,860
Kenneth P. Fallon III	115,000	136,860	(4)	251,860
Philip W. Johnston	55,120	136,860	(5)	191,980
Bradley Langdale	81,000	136,860	(6)	217,860
Richard Meelia	65,000	136,860	(7)	201,860
Michael D. Milligan(1)	—	—		—
(1)	Michael D. Milligan is associated with an institutional investor that, singularly or collectively with any affiliates, holds 1% or more of the outstanding common stock of the Company, and therefore is not considered a Compensated Director. As of December 31, 2019, this director did not hold any exercisable or unexercisable equity grants.
(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the ASC Topic 718. See Note M to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 2, 2020, regarding assumptions underlying the valuation of equity awards.
(3)	As of December 31, 2019, Ms. Bienkowski held 133,147 shares of restricted common stock under our 2015 Plan, of which 48,532 shares will vest in full on the first anniversary of the grant date of April 6, 2019 and such vesting will accelerate in full upon a change of control. She also held 84,615 shares which will vest in full on the second anniversary of the grant date of July 31, 2018, and such vesting will accelerate in full upon a change of control.
(4)	As of December 31, 2019, Mr. Fallon held 48,532 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on the first anniversary of grant date of April 6, 2019 and such vesting will accelerate in full upon a change of control. He also held stock options to purchase an aggregate of 87,500 shares of our common stock, of which all shares were vested and exercisable as of December 31, 2019.
(5)	As of December 31, 2019, Mr. Johnston held 48,532 shares of restricted common stock under out 2015 Plan, of which shares will vest in full on the first anniversary of the grant date of April 6, 2019 and such vesting will accelerate in full upon a change of control.
(6)	As of December 31, 2019, Mr. Langdale held 48,532 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on the first anniversary of the grant date of April 6, 2019 and such vesting will accelerate in full upon a change of control. He also held stock options to purchase an aggregate of 87,500 shares of our common stock, of which all shares were vested and exercisable as of December 31, 2019.
(7)	As of December 31, 2019, Mr. Meelia held 48,532 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on the first anniversary of the grant date of April 6, 2019 and such vesting will accelerate in full upon a change of control.

Director Compensation Arrangements

For the period extending from the 2019 Annual Meeting of Stockholders to the 2020 Annual Meeting of Stockholders, our board approved compensation for Carrie Bienkowski, Kenneth P. Fallon III, Philip W. Johnston, Bradley Langdale and Richard Meelia (i.e., our Compensated Directors), which excluded our non-employee director who is associated with an institutional investor that, singularly or collectively with any affiliates, holds 1% or more of the outstanding common stock of the Company. Our board, based on the recommendations of our compensation committee, evaluates and approves the compensation of our directors annually, and used the following compensation scheme to compensate our Compensated Directors in 2019:

•	each Compensated Director who had served on our board of directors for at least six months received an annual grant under our 2015 Plan equal to such number of shares of our restricted common stock as is equal to $110,000 divided by the per share average closing price of our common stock for the 60 calendar days immediately preceding the grant date of May 6, 2019.
•	each Compensated Director receives an annual cash fee of $50,000, except that the Chairman of our board of directors receives an annual cash fee of $100,000 for serving in such capacity;
•	each Compensated Director who is a member of the audit committee receives an additional annual cash fee of $10,000 for service on such committee, except that the chair of such committee receives an annual cash fee of $20,000 for serving in such capacity;
•	each Compensated Director who is a member of the compensation committee receives an additional annual cash fee of $5,000 for service on such committee, except that the chair of such committee receives an annual cash fee of $11,000 for serving in such capacity;
•	each Compensated Director who is a member of the nominating and corporate governance committee receives an additional annual cash fee of $5,000 for service on such committee, except that the chair of such committee receives an annual cash fee of $10,000 for serving in such capacity; and
•	each Compensated Director who is a member of any other committee of our board of directors that may be established from time to time by our board of directors receives an additional cash fee of $5,000 for serving on such committee.

Unless otherwise provided at the time of grant, subject to the Compensated Director’s continued service as a director, each annual grant of our restricted common stock referred to in the first bullet point above vests with respect to 100% of the shares upon the first anniversary of the grant date. In the case of such annual grants, in the event of a change in control, the vesting schedule of the shares subject to each grant will accelerate in full.

Each annual cash fee is payable in arrears in twelve equal monthly installments. The amount of each payment is prorated for any portion of a month that a director is not serving on our board or committee, as applicable.

Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves, subject to our company travel and expense policy.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Conformis, Inc. has reviewed Conformis’ audited financial statements for the fiscal year ended December 31, 2019 and discussed them with Conformis’ management and Grant Thornton LLP, Conformis’ independent registered public accounting firm.

The audit committee has received from, and discussed with, Grant Thornton LLP various communications that Grant Thornton LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Conformis’ independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Conformis’ board of directors that the audited financial statements referred to above be included in Conformis’ Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Conformis, Inc.

Bradley Langdale
Richard Meelia
Michael D. Milligan

Audit Fees and Services

The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm, for each of the last two fiscal years.

Fee Category	2019	2018
Audit Fees(1)	$487,609	$426,133
Audit-Related Fees(2)	—	—
Tax Fees(3)	60,840	48,336
All Other Fees(4)	—	4,900
Total Fees	$548,449	$479,369
(1)	This category includes fees for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, reviews over quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, ATM and secondary offering comfort letters, fees related to the registration statements on Form S-8.
(2)	This category relates to assurance and related services rendered by Grant Thornton LLP. There were no audit-related fees rendered for 2019 and 2018.
(3)	This category consists of fees for provisional services rendered by Grant Thornton LLP for tax compliance services for 2019 and 2018.
(4)	This category consists of fess for professional services rendered by Grant Thornton LLP for use of the Grant Thornton LLP portal and administrative fees.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class II Directors

In accordance with the terms of our restated certificate of incorporation and amended and restated by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of Stockholders in the year in which their term expires. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Philip W. Johnston and Michael D. Milligan are current class II directors whose terms expire at the Annual Meeting. The board of directors, upon the recommendation of our nominating and corporate governance committee, has nominated Messrs. Johnston and Milligan for election as class II directors, each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until their earlier death, resignation or removal.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Philip W. Johnston and Michael D. Milligan to three-year terms ending in 2023, each such nominee to hold office until their successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for any or all of the nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated their willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: To Ratify the Selection of Grant Thornton LLP as Conformis’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

The audit committee of our board of directors has selected the firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Grant Thornton LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2008. Although stockholder ratification of the selection of Grant Thornton LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS CONFORMIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 12, 2020 by:

•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of [71,558,324] shares of our common stock outstanding as of March 12, 2020. The information set forth in the columns entitled “Shares Beneficially Owned” do not give effect to the issuance of any additional shares issuable upon exercise of outstanding options or warrants as of March 12, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 13, 2020, are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821.

Name and Address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders Renaissance Technologies LLC(1) Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	4,959,376	6.93%

Blackrock, Inc.(2) BlackRock Advisors, LLC BlackRock Fund Advisors BlackRock Institutional Trust Company, NA BlackRock Financial Management, Inc. BlackRock Investment Management, LLC 55 East 52nd Street New York, NY 10055	4,390,480	6.14%

Archon Capital Management LLC (3) Constantinos Christofilis 1100 19 th Avenue E Seattle, WA 98112	4,355,666	6.09%

Name and Address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Named Executive Officers and Directors
Mark A. Augusti(4)	626,538	*
Robert S. Howe	—	*
J. Brent Alldredge	—	*
Carrie Bienkowski(5)	48,532	*
Kenneth P. Fallon III(6)	210,935	*
Philip W. Johnston(7)	136,245	*
Bradley Langdale(8)	182,442	*
Richard Meelia(9)	142,101	*
Michael D. Milligan(10)	937,500	1.31%
All current executive officers and directors as a group (9 persons)	2,284,293	3.19%
*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)	Based solely on information provided in a Schedule 13G/A filed jointly by Renaissance Technologies LLC, a Delaware limited liability company (“RTC”), and Renaissance Technologies Holdings Corporation, a Delaware corporation (“RTCH”), on February 13, 2020. RTC and RTCH each reported sole voting and dispositive power as to 4,959,376 shares of our common stock. RTCH reported a majority ownership of RTC. RTC further reported that certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of such shares.
(2)	Based solely on information provided in a Schedule 13G filed jointly by BlackRock, Inc., a Delaware corporation (“BlackRock”), on February 7, 2020. BlackRock reported sole dispositive power as to 4,390,480 shares of our common stock and sole voting power as to 4,347,090 shares of our common stock. BlackRock further reported that certain subsidiaries including BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC, acquired the shares of our common stock and that various persons have the right to receive dividends and proceeds from the sale of such shares.
(3)	Based solely on information provided in a Schedule 13G/A filed jointly by Archon Capital Management LLC, a Washington limited liability company (“Archon Capital”), and Constantinos Christofilis on February 14, 2020. Archon Capital and Mr. Christofilis each reported shared voting and dispositive power as to 4,355,666 shares of our common stock. Voting and investment power over the shares held by the Archon Capital is exercised by the managing member of Archon Capital, Constantinos Christofilis, who may be deemed to share voting and investment power over the shares held by Archon Capital. Each of Archon Capital and Mr. Christofilis also disclaims beneficial ownership of the shares held except to the extent of their pecuniary interest therein.
(4)	Includes (a) 82,996 shares of restricted common stock and (b) 291,655 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 13, 2020.
(5)	Consists of 48,532 shares of restricted common stock.
(6)	Includes (a) 48,532 shares of restricted common stock and (b) 87,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 13, 2020.
(7)	Consists of 48,532 shares of restricted common stock.
(8)	Includes (a) 48,532 shares of restricted common stock and (b) 87,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 13, 2020.
(9)	Includes (a) 48,532 shares of restricted common stock and (b) 26,888 shares of common stock held by The Richard J. Meelia 1997 Revocable Trust (the “Meelia Trust”) for which Mr. Meelia is the Trustee and his immediate family members are beneficiaries. Mr. Meelia disclaims beneficial ownership of the shares held by the Meelia Trust, except to the extent of any pecuniary interest therein.
(10)	The shares are directly held by NewtrAx LLC, which is indirectly controlled by Lexa International Corporation. Mr. Milligan is affiliated with NewtrAx LLC and disclaims beneficial ownership of all shares except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2019, except that Mark A. Augusti did not timely file a Form 4 with respect to equity awards on November 2, 2019 which was submitted on November 22, 2019; and Erin Henry, our Corporate Controller and former Interim Principal Accounting Officer did not timely file a Form 4 with respect to one transaction on November 4, 2019 which was submitted on November 22, 2019.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2019 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, to you if you write or call us at Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821, Attention: Chief Legal Officer, or by calling (781) 345-9001. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Deadline for Submission of Stockholder Proposals for 2021 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 600 Technology Park Drive, Billerica, MA 01821, Attention: Chief Legal Officer, no later than November 13, 2020, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2021 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than December 31, 2020, and no later than January 30, 2021, provided that if the date of the 2021 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2021 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2021 Annual Meeting of Stockholders was made, whichever occurs first.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

CONFORMIS

CONFORMIS, INC.
600 TECHNOLOGY PARK DRIVE
BILLERICA, MA 01821

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/26/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/26/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two class II directors of our Board of Directors to serve until the 2023 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Philip W. Johnston 02) Michael D. Milligan

The Board of Directors recommends you vote FOR proposal 2:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000447083_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

CONFORMIS, INC.
Annual Meeting of Stockholders
April 27, 2020 4:30 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Augusti and J. Brent Alldredge, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONFORMIS, INC. that the stockholder(s) is/are entitled to vote at this Annual Meeting of Stockholders to be held at 4:30 PM, Eastern time, on Monday, April 27, 2020, at the offices of Conformis, Inc., 600 Technology Park Drive, Billerica, Massachusetts 01821, United States, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000447083_2 R1.0.1.18